Exhibit 99.1

Contacts:

Investor Relations:

Angela White

ir@vistaprint.com

781-652-6480

Media Relations:

Jason Keith

publicrelations@vistaprint.com

781-652-6444

VistaPrint Reports 2007 Fiscal Fourth Quarter and Full Fiscal Year Financial Results

•	Fourth quarter revenue rose 60 percent year over year

•	Full year revenue rose 68 percent year over year

•	Full year GAAP earnings per share rose 33 percent year over year

•	Full year non-GAAP earnings per share rose 44 percent year over year

•	Acquired over 850,000 first-time customers during the quarter and approximately 3 million during the fiscal year

Hamilton, Bermuda, July 31, 2007 — VistaPrint Limited (Nasdaq:VPRT), the leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers, today announced financial results for the fourth quarter and full fiscal year ended June 30, 2007.

Revenue for the fourth quarter of fiscal year 2007 was $72.5 million, an increase of 60 percent when compared to revenue of $45.3 million in the same quarter of fiscal year 2006. Revenue for the 2007 full fiscal year was $255.9 million, an increase of 68 percent when compared to revenue of $152.1 million during the prior fiscal year.

Net income on a GAAP basis for the fourth quarter of fiscal year 2007 was $5.4 million and $0.12 per share on a fully diluted basis. During the same quarter of the prior fiscal year, ended June 30, 2006, the Company’s net income on a GAAP basis was $5.6 million and $0.12 per share on a fully diluted basis. Net income on a GAAP basis for the full fiscal year 2007 was $27.1 million and $0.60 per share on a fully diluted basis. During the prior fiscal year, ended June 30, 2006, the Company achieved net income on a GAAP basis of $19.2 million and $0.45 per share on a fully diluted basis.

On a non-GAAP basis, excluding share-based compensation expense, adjusted net income for the fourth quarter of fiscal year 2007 was $9.3 million and $0.20 per fully diluted share. During the same quarter of the prior year, non-GAAP adjusted net income, excluding share-based compensation expense and the reversal of an income tax accrual, was $7.2 million and $0.16 per fully diluted share. On a non-GAAP basis, excluding share-based compensation expense, adjusted net income for fiscal 2007 was $35.9 million and $0.78 per fully diluted share. During the prior year, non-GAAP adjusted net income, excluding share-based compensation expense and the reversal of an income tax accrual, was $23.1 million and $0.54 per fully diluted share.

“VistaPrint delivered an outstanding fourth quarter and fiscal year consistent with its operating and financial strategy,” said Robert Keane, president and chief executive officer. “Continuing the trends of fiscal year 2006, we were strongly profitable, delivered rapid revenue growth, acquired an increasing number of new customers, had high repeat customer revenues, closed new strategic partnership initiatives, and made growth investments across the board intended to build a transformational business institution. We believe we remain at the early stages of significant growth, and look forward to continuing rapid growth and expansion in the coming fiscal year.”

Financial Metrics:

•

Revenue for the fourth quarter grew to $72.5 million, a 60 percent increase over revenue of $45.3 million reported in the same quarter a year ago. For the full fiscal year, revenue grew to $255.9 million, a 68 percent increase over revenue of $152.1 million in the prior full fiscal year.

•	The fourth quarter of fiscal 2007 was the Company’s 28th consecutive quarter of organic sequential revenue growth.

•	Gross margin (revenue minus the cost of revenue) in the fourth quarter was 64.5 percent, compared to 67.6 percent in the same quarter a year ago.

•	Operating income in the fourth quarter was $5.0 million, or 6.9 percent of revenue, and reflected an 8 percent increase compared to $4.7 million in the fourth quarter of the prior fiscal year.

•

GAAP net income for the fourth quarter was $5.4 million, or 7.4 percent of revenue, representing a 4 percent decrease compared to $5.6 million during the same quarter last year, which included a benefit of $0.7 million from the reversal of an income tax accrual.

•

Non-GAAP net income for the fourth quarter, which excludes share-based compensation expense, was $9.3 million, or 12.8 percent of revenue, representing a 28 percent increase over $7.2 million in the same quarter of the prior fiscal year.

•

Non-GAAP fully diluted earnings per share for the fourth quarter, which excludes share-based compensation expense, was $0.20, versus $0.16 in the same quarter a year ago. For the 2007 full fiscal year, non-GAAP fully diluted earnings per share, excluding share-based compensation expense, was $0.78, versus $0.54 in the prior full fiscal year. Non-GAAP fully diluted earnings per share for the fourth fiscal quarter of 2006 and the 2006 full fiscal year excluded share-based compensation and the reversal of an income-tax accrual.

•	The Company had $108 million in cash, cash equivalents and marketable securities as of June 30, 2007.

•	Capital expenditures in the fourth quarter were $18 million. During the full fiscal year capital expenditures were $63 million.

•	During the fourth quarter, the Company generated $11.4 million in cash from operations. During the full fiscal year, the Company generated $54.4 million in cash from operations.

Operating Metrics:

•	A record number of more than 850,000 new customers were added in the quarter ending June 30, 2007. For the full fiscal year, the number of new customers totaled approximately three million.

•	Repeat customers generated approximately 63 percent of total quarterly bookings, approximately the same as in the fourth quarter of the prior fiscal year.

•	Average daily order volume in the fourth quarter exceeded 22,000, an almost 50 percent increase over an average of approximately 15,000 orders per day in the prior fiscal year’s fourth quarter.

•	Advertising spending in the fourth quarter was $14.7 million, or 20.2 percent of revenue.

•	Non-US markets contributed 32 percent of total revenue in the fourth quarter, up from 29 percent in the prior fiscal year’s fourth quarter.

•	Average order value in the fourth quarter including revenue from shipping and processing was $32.33, an 8 percent increase when compared to $29.85 in the same quarter of the prior fiscal year.

•	Web site sessions in the fourth quarter were 34.9 million, a 28 percent increase over 27.3 million in the fourth quarter of fiscal 2006.

•	Conversion rates were 5.9 percent in the fourth quarter of fiscal 2007, compared to 5.2 percent during the same quarter in the prior fiscal year.

New products and partnerships:

•	Entered into a strategic partnership with OfficeMax to supply custom products to OfficeMax customers in the United States.

•	Introduced mailing services, custom-printed T-Shirts, and creative services.

“VistaPrint continues to perform as planned while adding new products, services and channels in line with our strategy for developing a transformational business.” noted chief financial officer Harpreet Grewal. “This year we set and announced a number of demanding financial and operational goals. We’ve executed consistently and continue to meet our aggressive targets.”

Financial Guidance as of July 31, 2007:

Based on current and anticipated levels of demand, the Company expects the following financial results:

Revenue

•	For the first quarter of fiscal year 2008, ending September 30, 2007, the Company expects revenue to be $74 million to $79 million.

•	For the full fiscal year ending June 30, 2008, the Company expects revenue to be $360 million to $380 million.

Gross Margins

•	For the first quarter of fiscal year 2008, ending September 30, 2007, the Company expects gross margins to be 63% to 65%.

•	For the full fiscal year ending June 30, 2008, the Company expects gross margins to be 63% to 67%.

GAAP Fully-Diluted Earnings Per Share

•	For the first quarter of fiscal year 2008, ending September 30, 2007, the Company expects GAAP fully-diluted earnings per share to be $0.11 to $0.13.

•	For the full fiscal year ending June 30, 2008, the Company expects GAAP fully-diluted earnings per share to be $0.78 to $0.86.

Non-GAAP Fully-Diluted Earnings Per Share

•	For the first quarter of fiscal year 2008, ending September 30, 2007, the Company expects non-GAAP fully-diluted earnings per share, excluding share-based compensation expense, to be $0.18 to $0.20.

•	For the full fiscal year ending June 30, 2008, the Company expects non-GAAP fully-diluted earnings per share, excluding share-based compensation, to be $1.10 to $1.18.

Capital Expenditures

Given current and anticipated demand, the Company expects capital expenditures to be as follows:

•	For the first quarter of fiscal year 2008, ending September 30, 2007, the Company expects to make capital expenditures of approximately 27 to 30 percent of fiscal year 2008 first quarter revenue.

•	For the full fiscal year ending June 30, 2008, the Company expects to make capital expenditures of approximately 15 to 20 percent of fiscal year 2008 revenue.

The foregoing guidance supersedes any guidance previously issued by the Company for the first quarter of fiscal 2008 and for the full fiscal year ending June 30, 2008. All such previous guidance should no longer be relied upon.

At approximately 4:15 p.m. (EDT) on July 31, 2007 VistaPrint will post, on the investor relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:00 p.m. (EDT) there will be a Web cast of a live Q&A session with VistaPrint management. Links to this Q&A session will also be posted on the investor relations section of the Company’s Web site. A replay of the Q&A session will be available on the Company’s Web site following the call on July 31, 2007.

About non-GAAP financial measures To supplement VistaPrint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, VistaPrint uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP adjusted net income and non-GAAP adjusted net income per diluted share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release.

VistaPrint’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of our core business operating results. VistaPrint believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing VistaPrint’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to VistaPrint’s historical performance and our competitors’ operating results. VistaPrint believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Management uses these supplemental measures to evaluate performance period over period and to analyze the underlying trends in the Company’s business and to establish operational goals and forecasts that are used in allocating resources.

VistaPrint expects to compute its non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures. The items excluded from the non-GAAP measurements are share-based compensation expenses and tax accrual adjustments related to prior years.

Share-based compensation expense

VistaPrint adopted SFAS 123(R), Share-Based Payments, on July 1, 2005 and began expensing the fair value of share option grants issued to employees and directors. Prior to that date, the Company had accounted for share option grants under the provisions of APB No. 25, Accounting for Stock Issued to Employees, and therefore had not recorded any compensation expense related to such grants. Management has excluded share-based compensation expense from the non-GAAP measurements for fiscal year 2006 and 2007 to facilitate comparison and analysis to historical performance and our competitors’ operating results.

Tax accrual adjustments related to prior years

In the quarter ending March 31, 2006, VistaPrint reversed excess income tax reserves related to the completion of an Internal Revenue Service audit of a prior fiscal year for its VistaPrint USA, Incorporated subsidiary. In the quarter ending June 30, 2006, VistaPrint reversed excess income tax reserves related to the expiration of a tax audit statute of limitations relating to a prior fiscal year. These reversals were accounted for as discrete events and resulted in income tax benefits during these periods. Management has excluded the impact of these tax accrual adjustments from the non-GAAP measurements for fiscal year 2006 to facilitate comparison and analysis of historical performance and to present a view of the current fiscal year’s effective tax rate that management believes is more consistent with both historical performance and expected future financial results.

Although management believes that these non-GAAP financial measures are helpful to understanding the Company’s financial performance, to gain a complete picture of all effects on the Company’s financial performance from any and all events, management does (and investors should) rely upon the GAAP statement of operations.

About VistaPrint

VistaPrint Limited (NASDAQ:VPRT) is the leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers. VistaPrint offers custom designed, full-color, low-cost printed products in small quantities. Over 10 million small businesses and consumers have already chosen VistaPrint for products ranging from business cards and brochures to invitations and thank you cards. Products are printed at our two state-of-the-art plants in North America and Europe that total over 200,000 square feet of production space. A global company, VistaPrint employs more than 1,000 people and operates 18 localized web sites serving over 120 countries around the world. A broad range of design options are available online at www.vistaprint.com. VistaPrint’s printed products are satisfaction guaranteed.

VistaPrint, the VistaPrint logo and VistaPrint.com are registered trademarks of VistaPrint. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains information about future expectations, plans and prospects of our management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business including the financial guidance set forth under the heading “Financial Guidance as of July 31, 2007,” our operating performance, our margins, our market position, our reinvestment program, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract customers and to retain customers and to do so in a cost-effective manner, willingness of purchasers of graphic design services and printed products to shop online, failure of our investments, unexpected increases in our use of funds, failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, and other factors that are discussed in our Annual Report on Form 10-K for the year ended June 30, 2006, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Financial Tables to Follow

VistaPrint Limited

Consolidated Balance Sheets

	June 30, 2007	June 30, 2006
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$69,464	$64,653
Marketable securities	38,578	43,474
Accounts receivable, net of allowances of $148 and $50 at June 30, 2007 and June 30, 2006, respectively	4,647	1,465
Inventory	1,144	1,407
Prepaid expenses and other current assets	4,586	3,564

Total current assets	118,419	114,563
Property, plant and equipment, net	106,192	50,311
Software and web site development costs, net	3,841	2,417
Patents	1,277	1,417
Deferred tax asset	—	435
Deposits, image licenses and other noncurrent assets	4,748	2,249

Total assets	$234,477	$171,392

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$9,445	$6,240
Accrued expenses	22,403	13,716
Deferred revenue	746	1,924
Current portion of long-term debt	3,202	2,482

Total current liabilities	35,796	24,362
Deferred tax liability	849	—
Long-term debt	21,772	23,046
Shareholders' equity:
Common shares, par value $0.001 per share, 500,000,000 shares authorized at June 30, 2007 and June 30, 2006, respectively; 43,472,317 and 41,500,750 shares issued and outstanding at June 30, 2007 and June 30, 2006, respectively	43	42
Additional paid-in capital	170,029	146,354
Accumulated earnings (deficit)	4,066	(23,077)
Accumulated other comprehensive income	1,922	665

Total shareholders' equity	176,060	123,984

Total liabilities and shareholders' equity	$234,477	$171,392

VistaPrint Limited

Consolidated Statements of Operations

	Three Months Ended June 30,		Year Ended June 30,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands, except share and per share data)
Revenue	$72,549	$45,282	$255,933	$152,149
Cost of revenue (1)	25,744	14,656	89,971	49,858
Technology and development expense (1)	8,071	4,972	27,176	15,628
Marketing and selling expense (1)	26,454	14,473	87,887	51,174
General and administrative expense (1)	7,255	6,506	23,694	16,624

Income from operations	5,025	4,675	27,205	18,865
Interest income	1,186	1,113	4,691	2,903
Other income (expense), net	(48)	(110)	(45)	(494)
Interest expense	437	434	1,828	1,256

Income from operations before income taxes	5,726	5,244	30,023	20,018
Income tax provision (benefit)	329	(360)	2,880	783

Net income	$5,397	$5,604	$27,143	$19,235

Net income attributable to common shareholders:
Basic	$5,397	$5,604	$27,143	$16,889
Diluted	$5,397	$5,604	$27,143	$19,235

Basic net income per share	$0.12	$0.14	$0.64	$0.51

Diluted net income per share	$0.12	$0.12	$0.60	$0.45

Weighted average common shares outstanding—basic	43,285,950	40,859,578	42,445,991	33,147,287

Weighted average common shares outstanding—diluted	45,812,683	45,076,661	45,364,257	42,624,689

(1) Share-based compensation is allocated as follows:
	Three Months Ended June 30,		Year Ended June 30,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands)
Cost of revenue	$122	$21	$427	$79
Technology and development expense	684	248	2,184	596
Marketing and selling expense	2,045	70	3,176	159
General and administrative expense	1,032	1,990	2,978	4,016

	$3,883	$2,329	$8,765	$4,850

VistaPrint Limited

Reconciliations of Non-GAAP Financial Measures

	Three Months Ended June 30,		Year Ended June 30,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands, except per share data)
Non-GAAP adjusted net income reconciliation:
Net income	$5,397	$5,604	$27,143	$19,235
Add back:
Share-based compensation expense	3,883	2,329	8,765	4,850
Income tax benefit from reserve reversal	—	(686)	—	(938)

Non-GAAP adjusted net income	$9,280	$7,247	$35,908	$23,147

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.12	$0.12	$0.60	$0.45
Add back:
Share-based compensation expense	0.08	0.05	0.18	0.11
Income tax benefit from reserve reversal	—	(0.01)	—	(0.02)

Non-GAAP adjusted net income per diluted share	$0.20	$0.16	$0.78	$0.54

VistaPrint Limited

Consolidated Statements of Cash Flows

	Year Ended June 30,
	2007	2006
	(Unaudited)
	(in thousands)
Operating activities
Net income	$27,143	$19,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,874	7,786
Loss on disposal of equipment	357	—
Impairment loss on equipment	1,130	—
Share-based compensation expense	8,765	4,850
Deferred taxes	1,290	218
Changes in operating assets and liabilities:
Accounts receivable	(3,124)	(273)
Inventory	298	(1,030)
Prepaid expenses and other assets	(3,177)	(2,033)
Accounts payable	(240)	1,649
Accrued expenses and other current liabilities	7,061	4,235

Net cash provided by operating activities	54,377	34,637

Investing activities
Purchases of property, plant and equipment, net	(62,982)	(24,929)
Proceeds from sale of equipment	256	—
Purchases of marketable securities	(52,399)	(75,705)
Sales of marketable securities	57,000	31,880
Capitalization of software and website development costs	(4,189)	(2,656)

Net cash used in investing activities	(62,314)	(71,410)

Financing activities
Proceeds from long-term debt	1,630	9,600
Repayment of long-term debt	(2,621)	(1,386)
Payment of offering costs	—	(1,387)
Net proceeds from public offering	—	61,380
Proceeds from issuance of common shares	13,707	6,644

Net cash provided by financing activities	12,716	74,851

Effect of exchange rate changes on cash	32	173

Net increase in cash and cash equivalents	4,811	38,251

Cash and cash equivalents at beginning of period	64,653	26,402

Cash and cash equivalents at end of period	$69,464	$64,653

Supplemental Noncash Financing Activities
Accretion of preferred shares	$—	$1,295